Exhibit 5.1

7 March 2022

Locafy Limited 246A Churchill Avenue Subiaco WA 6008, Australia	Ref:SID:2100875

Dear Sirs

Locafy Limited – Registration Statement on Form F-1

We have acted as Australian legal adviser to Locafy Limited (ACN 136 737 767) (Company), an Australian incorporated company, in connection with the Registration Statement under the Securities Act in connection with the Company’s proposed initial public offering in conjunction with which it will seek a listing on The NASDAQ Stock Market LLC (Transaction).

The Transaction will involve the proposed offer and sale of:

(a)	Units pursuant to the Company’s Registration Statement (and an option to purchase additional Shares and/or Warrants representing up to 15% of the Shares comprising the Units and/or up to 15% of the Warrants comprising the Units, respectively, granted to the underwriters);

(b)	Representative’s Warrants representing 6.0% of the number of Shares sold under the Registration Statement (including any Shares sold pursuant to the option described in paragraph (a); and

(c)	Shares issuable upon exercise of the Warrants and the Representative’s Warrants.

1.	Definitions

In this opinion:

ASIC means the Australian Securities and Investments Commission.

Board means the board of directors of the Company.

Corporations Act means the Corporations Act 2001 (Commonwealth of Australia).

Prospectus means the prospectus filed by the Company with the SEC under rule 430A and rule 424(b) of the Securities Act, and any supplement to that document filed to the date of this opinion.

Level 15 Olderfleet 477 Collins Street Melbourne VIC 3000	GPO Box 1842 Melbourne VIC 3001	DX 370 Melbourne VIC	T +61 3 9269 9000 F +61 3 9269 9001 landers.com.au	ABN 58 207 240 529

Registration Statement means the registration statement prepared by the Company on Form F-1 (file no. 333-262442) with respect to the Units, each as amended to the date of this opinion, including any Prospectus.

Representative’s Warrant means a warrant to purchase a Share, in the form included as Exhibit 4.2 of Registration Statement, issued to the Representative as compensation.

Representative’s Warrant Shares means the Shares issued on exercise of a Representative’s Warrant.

SEC means the Securities and Exchange Commission of the United States of America.

Securities Act means the Securities Act of 1933, as amended, of the United States of America.

Share means a fully paid ordinary share of no par value in the Company.

Underwriting Agreement means that certain underwriting agreement, between the Company and H.C. Wainwright & Co., LLC as representative of the several underwriters named therein, as amended, modified or supplemented from time to time in accordance with its terms.

Unit means a unit subscribed for under the Transaction, comprising one Share and one Warrant.

Warrant means a warrant to purchase a Share, in the form included as Exhibit 4.3 of the Registration Statement.

Warrant Agency Agreement means the agreement governing the Warrants, to be entered into by the Company and Computershare Inc. and Computershare Trust Company, N.A., collectively, as warrant agent.

Warrant Shares means the Shares issued on exercise of a Warrant.

2.	Documents examined and searches made

For the purposes of issuing this opinion, we have undertaken the following searches and examined and relied on electronic copies of the following documents (Examined Materials) only and have not examined any other documents or records and undertaken no other enquiries for the purpose of this opinion:

(a)	Certificate of Incorporation of the Company and certificates of name change;

(b)	the Company’s constitution filed as exhibit 3.1 to the Registration Statement;

(c)	Certificate of the company secretary of the Company certifying certain matters regarding the Company’s constitution and resolutions of the Board dated the date of this opinion;

(d)	Certificate of incumbency dated the date of this opinion;

(e)	the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC;

(f)	the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement;

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(g)	the form of Warrant filed as Exhibit 4.3 to the Registration Statement;

(h)	the form of Representative’s Warrant filed as Exhibit 4.2 to the Registration Statement;

(i)	the Warrant Agency Agreement filed as Exhibit 10.6 to the Registration Statement; and

(j)	a search of the ASIC records of the Company undertaken on the date of this opinion.

3.	Opinions

Subject to the assumptions and qualifications set out in this opinion, we are of the opinion that:

(a)	the Units and the Shares comprising the Units have been duly authorised by all necessary corporate action by the Company, and, when issued and paid for as contemplated by the Registration Statement, the Units and the Shares comprising the Units will be validly issued and fully paid, and holders of such the Units and the Shares comprising the Units, having fully paid all amounts due on such Units and the Shares comprising the Units, will be under no personal liability to contribute to the assets and liabilities of the Company in their capacities purely as holders of such Units and the Shares comprising the Units;

(b)	the Warrant Shares and the Representative’s Warrant Shares have been duly authorised by all necessary corporate action by the Company and, when issued and paid for as contemplated by the Warrants and the Representative’s Warrants, as applicable, will be validly issued and fully paid, and holders of the Warrant Shares and the Representative’s Warrant Shares, having fully paid all amounts due on such securities, will be under no personal liability to contribute to the assets and liabilities of the Company in their capacities purely as holders of such securities; and

(c)	the Warrant and Representative’s Warrant have been duly authorised, and, when issued as contemplated by the Registration Statement, each Warrant and Representative’s Warrant will be created and validly issued by the Company.

4.	Consent

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption ‘Legal Matters’ in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

5.	Assumptions

In this opinion we have assumed the following matters and have not made any independent investigation, or enquiries in respect of such matters:

(a)	all seals and signatures and any duty stamps or markings on documents examined by us are authentic and that all copies of documents examined by us are complete and conform to the originals;

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(b)	the documents, information and reports reviewed by us have not been modified, amended or terminated by subsequent actions or agreements of which we are not aware;

(c)	any facts which may give reason to question the validity, continuing effectiveness or lawfulness of any document or instrument examined by us have been drawn to our attention and otherwise all factual matters are correct;

(d)	all certificates, letters and opinions given by external advisers of the Company in relation to the documents examined by us are genuine, complete, up-to-date and accurate;

(e)	all certificates, letters and opinions given by the Company’s management in relation to the documents examined by us are genuine, complete, up-to-date and accurate;

(f)	all resolutions of the Board that we have relied upon for the purposes of this opinion have not been and will not be varied or revoked and that the meetings of the Board at which the resolutions were considered were properly convened, all directors who attended and voted were entitled to do so, the resolutions were properly passed, and the directors have performed their duties properly and all provisions relating to the declaration of directors’ interests or the power of interested directors were duly observed;

(g)	the Company’s registrar promptly follows all instructions regarding the issue of securities given by the Board to make the appropriate entries in the Company’s registers of securities as instructed;

(h)	no director of the Company was interested in a matter the subject of a Board resolution, except as permitted by the Constitution or the Corporations Act;

(i)	at the time of execution of a document, no signatory of them on behalf of the Company had received notice of revocation of their authority to execute that document;

(j)	no laws other than the relevant laws of the Commonwealth of Australia affect this opinion;

(k)	no person is entitled to rely on this opinion if it is aware that any assumption made by us is incorrect (but this assumption is not to affect any person who is entitled to rely on this opinion who is not so aware);

(l)	where we have searched or inspected public records, we have assumed the accuracy of those records; and

(m)	we have assumed that there were no documents other than those which were disclosed to us which related to the Examined Materials.

At the time of giving this opinion, we have no actual knowledge and we are not aware of any fact which would render any of the assumptions incorrect.

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6.	Qualifications

This opinion expressed herein is subject to the following qualifications:

(a)	our opinion is based on our review of the Examined Materials only;

(b)	we are entitled to make all of the assumptions specified in section 129 of the Corporations Act;

(c)	we have not verified work performed by any other advisers or experts retained by the Company and accept no responsibility for the accuracy or completeness of their work;

(d)	this opinion must be construed and interpreted in accordance with the laws of the Commonwealth of Australia, and the opinion is given in respect of the laws of the Commonwealth of Australia as applied by the courts of the Commonwealth of Australia as at the date of this opinion. We have made no investigation of the laws of any jurisdiction other than those of the Commonwealth of Australia and we do not express or imply any opinion as to the laws of any jurisdiction other than those of the Commonwealth of Australia. We are under, and assume, no obligation to inform any person of, or of the effect of, any future changes to those or any other laws. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule or regulation, state or federal, applicable to the Company. In particular, we express no opinion as to United States federal securities laws;

(e)	this opinion is furnished in accordance with the requirements of Item 8.a. of Form F-1 and Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Registration Statement and the related Prospectus, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose;

(f)	the matters the subject of this opinion are based on the knowledge of those partners and employees of Lander & Rogers directly engaged in advising the Company on the Transaction;

(g)	we are not, in this opinion, giving an opinion on, and do not assume any responsibility for the accuracy, fairness or completeness of, any statement contained in the Registration Statement;

(h)	the statements made in this opinion are made by us as lawyers admitted to practice in the Commonwealth of Australia and without reference to any laws or judicial decisions or statements of the United States of America; and

(i)	we provide no opinion on any non-legal matters, including but not limited to operational, financial, statistical or accounting matters.

This opinion is given in respect of and limited to the laws of the Commonwealth of Australia on the date of this opinion. This opinion is limited to the matters stated and no opinion may be inferred beyond the matters expressly stated.

Yours faithfully

/s/ Lander & Rogers
Lander & Rogers

Simon Davidson | Partner D +61 3 9269 9331 sdavidson@landers.com.au	David Morris | Partner D +61 2 8020 7772 dmorris@landers.com.au

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